                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant  /_/

Filed by a Party other than the Registrant /X/

Check the appropriate box:

       /_/      Preliminary Proxy Statement

       /_/      Confidential,  for Use of the  Commission  Only (as permitted by
                Rule 14a-6(e)(2))

       /_/      Definitive Proxy Statement

       /X/      Definitive Additional Materials

       /_/      Soliciting Material Under Rule 14a-12

                             COMPUTER HORIZONS CORP.
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                (Name of Registrant as Specified in Its Charter)

                      CRESCENDO PARTNERS II, L.P., SERIES R
                          CRESCENDO INVESTMENTS II, LLC
                                 ERIC ROSENFELD
                         F. ANNETTE SCOTT FLORIDA TRUST
                         RICHARD L. SCOTT FLORIDA TRUST
                     SCOTT FAMILY FLORIDA PARTNERSHIP TRUST
                                RICHARD L. SCOTT
                                STEPHEN T. BRAUN
                   THE COMPUTER HORIZONS FULL VALUE COMMITTEE
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   (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /X/    No fee required.

     /_/    Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
            0-11.

     (1)    Title of each class of securities to which transaction applies:

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     (2)    Aggregate number of securities to which transaction applies:

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     (3)    Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)    Proposed maximum aggregate value of transaction:

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     (5)    Total fee paid:

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     /_/    Fee paid previously with preliminary materials:

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     /_/    Check box if any part of the fee is offset as  provided  by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)    Amount previously paid:

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     (2)    Form, Schedule or Registration Statement No.:

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     (3)    Filing Party:

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     (4)    Date Filed:

                                       -2-

          The Computer Horizons Full Value Committee (the "Committee"), together with the other participants named herein, is filing materials  contained in this
Schedule 14A with the Securities and Exchange  Commission  ("SEC") in connection with the  solicitation of proxies against a proposed merger  involving  Computer
Horizons  Corp.  (the  "Company") and Analysts  International  Corporation to be
submitted to a vote of the  shareholders  of the Company at a special meeting of shareholders  scheduled  to be held  September  2,  2005.

          Item 1: On August 23, 2005, the Committee  issued the following  press release.

PRESS RELEASE
FOR IMMEDIATE RELEASE

               INSTITUTIONAL SHAREHOLDER SERVICES RECOMMENDS THAT
             COMPUTER HORIZONS' SHAREHOLDERS VOTE "NO" ON PROPOSED
                       MERGER WITH ANALYSTS INTERNATIONAL

New York, NY, August 23, 2005 - The Computer Horizons Full Value Committee today announced that the nation's  leading  independent  proxy advisor,  Institutional
Shareholder  Services,  has recommended that  shareholders of Computer  Horizons
(NASDAQ:  CHRZ) reject the proposed merger with Analysts  International (NASDAQ:
ANLY) by voting the GREEN proxy card against the merger proposals at the special meeting scheduled to be held on September 2, 2005.

In its  recommendation,  ISS  recognized  that,  "This  merger  will dilute CHRZ shareholder  ownership of the core drivers of growth  (Federal and Chimes),  and will  require  the  company to accept a "detour"  from its  long-term  target of shifting the revenue balance towards  solutions." ISS concluded that, "Given the substantial upside potential  available to CHRZ on a standalone basis, we do not believe  that  this  transaction  adequately  compensates  shareholders  for the short-term dilution and risks."

Speaking on behalf of The  Committee,  Eric  Rosenfeld,  President  of Crescendo
Partners,  stated,  "We are pleased that ISS, an  organization  renowned for its unbiased  advice,  agrees  with  us  that  the  proposed  merger  with  Analysts
International is not in the best interests of Computer  Horizons'  shareholders.
Their  recommendation,  combined with the public condemnation of the transaction made by other concerned shareholders, makes it clear that the proposed merger is not in the best interests of the shareholders."

Mr.  Rosenfeld  continued,  "We have  focused our efforts on the weakness of the proposed merger. As we have stated throughout our campaign, we believe that this merger is not in the best interest of Computer Horizons shareholders and that it should be rejected because:

     o    The exchange ratio under the proposed merger is set too high.
     o    The  proposed  merger  will  dilute  Computer  Horizons'  shareholders ownership  interest  in the most  profitable  and  promising  business segments.
     o    The proposed merger represents a significant  change in strategy which has not been justified to the shareholders.
     o    The combined,  direct  transaction costs of up to approximately  $14.4 million are excessive.
     o    There are  potentially  more  favorable  strategic  opportunities  for
          Computer   Horizons   than   the   proposed   merger   with   Analysts
          International.
     o    Computer  Horizons has recently had  difficulty in its business with a costly accounting error and a history of missing financial guidance.

We continue to urge all Computer Horizons shareholders, no matter how few shares they may own,  to vote  against  the  Analysts  merger by signing and dating the
GREEN proxy card today."

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

On  August  11,  2005,   The  Computer   Horizons  Full  Value   Committee  (the
"Committee"),  together with the other Participants (as defined below),  filed a definitive proxy statement and  accompanying  proxy card with the Securities and
Exchange  Commission  ("SEC")  to be used to  solicit  votes  against a proposed
merger   involving   Computer   Horizons  Corp.  (the  "Company")  and  Analysts
International  Corporation to be submitted to a vote of the  shareholders of the
Company at a special meeting of  shareholders  scheduled to be held on September
2,  2005  (the  "Merger  Special  Meeting").  The  Committee  has  also  made  a preliminary filing with the SEC of a proxy statement and accompanying proxy card to be used to solicit votes to remove and replace the Company's  existing  Board of Directors at a special meeting of  shareholders  called for such purpose (the
"Directors Special Meeting").

THE COMMITTEE STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY
STATEMENTS AND OTHER PROXY MATERIALS  RELATING TO THE MERGER SPECIAL MEETING AND
DIRECTORS  SPECIAL  MEETING  AS  THEY  BECOME  AVAILABLE  BECAUSE  THEY  CONTAIN
IMPORTANT  INFORMATION.  SUCH PROXY  MATERIALS ARE AVAILABLE AT NO CHARGE ON THE
SEC'S WEB SITE AT  HTTP://WWW.SEC.GOV.  IN  ADDITION,  THE  PARTICIPANTS  IN THE
SOLICITATIONS WILL PROVIDE COPIES OF THE PROXY MATERIALS,  WITHOUT CHARGE,  UPON
REQUEST.  REQUESTS  FOR COPIES  SHOULD BE  DIRECTED TO THE  PARTICIPANTS'  PROXY
SOLICITOR,  MACKENZIE PARTNERS, INC., AT ITS TOLL-FREE NUMBER: (800) 322-2885 OR
BY E-MAIL AT: PROXY@MACKENZIEPARTNERS.COM.

THE  PARTICIPANTS IN THE PROXY  SOLICITATIONS  ARE CRESCENDO  PARTNERS II, L.P.,
SERIES R,  CRESCENDO  INVESTMENTS  II, LLC,  ERIC  ROSENFELD,  F. ANNETTE  SCOTT
FLORIDA TRUST,  RICHARD L. SCOTT FLORIDA TRUST, SCOTT FAMILY FLORIDA PARTNERSHIP
TRUST,  RICHARD L. SCOTT INVESTMENTS,  LLC, RICHARD L. SCOTT,  STEPHEN T. BRAUN,
KARL L.  MEYER,  ROBERT F.  WALTERS,  FRANK J.  TANKI,  WILLEM  VAN RIJN AND THE
COMPUTER  HORIZONS  FULL  VALUE  COMMITTEE  (THE  "PARTICIPANTS").   INFORMATION
REGARDING THE PARTICIPANTS  AND THEIR DIRECT OR INDIRECT  INTERESTS IS AVAILABLE
IN  THEIR  SCHEDULE  13D  JOINTLY  FILED  WITH  THE SEC ON  JULY  22,  2005,  AS
SUBSEQUENTLY AMENDED ON JULY 27, 2005 AND AUGUST 19, 2005.

CONTACTS: MacKenzie Partners, Inc.
          Bob Sandhu:   212-378-7061
          Mark Harnett: 212-929-5877

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